                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 6, 2003

                                -----------------

                               CROWN CRAFTS, INC.
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             (Exact Name of Registrant as Specified in its Charter)

              Georgia                                1-7604                       58-0678148
-------------------------------             ------------------------        ----------------------
(State or other jurisdiction of             (Commission File Number)            (IRS Employer
          incorporation)                                                    Identification Number)

916 South Burnside Avenue, Gonzales, LA                                             70737
---------------------------------------                                           ----------
(Address of principal executive offices)                                          (Zip Code)



       Registrant's telephone number, including area code: (225) 647-9100

ITEM 5. OTHER EVENTS

         On August 8, 1995, the Board of Directors of Crown Crafts, Inc. (the "Company") declared a dividend of one common share purchase right (a "Right") for each outstanding share of the Company's common stock, par value $1.00 per share (such common stock now designated "Series A Common Stock") (the "Common Shares"). The dividend is payable on August 22, 1995 (the "Record Date") to the shareholders of record on that date. Each Right entitles the registered holder to purchase from the Company one Common Share at a price of $1.45 per share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in an Amended and Restated Rights Agreement (the "Rights Agreement") entered into as of August 6, 2003 by the Company and SunTrust Bank, as Rights Agent (the "Rights Agent").

         Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons, with certain exceptions as set forth in the Rights Agreement, have acquired beneficial ownership of 5% or more of the outstanding Common Shares (any such person or group being referred to as an "Acquiring Person") or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 5% or more of the outstanding Common Shares (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate with a copy of this Summary of Rights attached thereto.

         The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

         The Rights are not exercisable until the Distribution Date. The Rights will expire on March 31, 2009 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

         The Purchase Price payable, and the number of Common Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Shares, (ii) upon the grant to holders of the Common Shares of certain rights or warrants to subscribe for or purchase Common Shares at a price, or securities convertible into Common Shares with a conversion price, less than the then-current market price of the Common Shares or (iii) upon the distribution to holders of the Common Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Common Shares) or of subscription rights or warrants (other than those referred to above).



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         The number of outstanding Rights and the number of Common Shares issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

         In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right.

         At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one Common Share per Right (subject to adjustment).

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.

         No fractional Common Shares will be issued (other than fractions which are integral multiples of one Common Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Common Shares on the last trading day prior to the date of exercise.

         Until the tenth day following a public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 5% or more of the outstanding Common Shares, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time on such basis with such conditions as the Board of Directors, in its sole discretion, may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         Any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board of Directors in order to cure any ambiguity, to correct or supplement any provision which may be defective or inconsistent with another provision, to shorten or lengthen any time period under the Rights Agreement or to otherwise change or supplement the provisions of the Rights Agreement in any manner the Company deems necessary or desirable, so long as such amendments do not adversely affect the interests of holders of Rights.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.





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

         The Rights Agreement is incorporated by reference as an exhibit to this Current Report. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits

                  4.1 Amended and Restated Rights Agreement dated as of August 6, 2003 between Crown Crafts, Inc., a Georgia corporation, and SunTrust Bank, as Rights Agent, including the Form of Right Certificate (Exhibit A) and the Summary of Rights to Purchase Common Shares (Exhibit B) (Incorporated by reference to the Registrant's Amendment No. 2 to Registration Statement on Form 8-A filed with the Commission on August 13, 2003).



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Dated:  August 13, 2003           CROWN CRAFTS, INC.
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                                  By:  /s/ E. Randall Chestnut
                                     ----------------------------------------
                                      E. Randall Chestnut,
                                      Chairman of the Board, President
                                      and Chief Executive Officer







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                               INDEX TO EXHIBITS

EXHIBIT
NUMBER            DESCRIPTION
-------           -----------

  4.1             Amended and Restated Rights Agreement dated as of August 6,
                  2003 between Crown Crafts, Inc., a Georgia corporation, and
                  SunTrust Bank, as Rights Agent, including the Form of Right
                  Certificate (Exhibit A) and the Summary of Rights to Purchase
                  Common Shares (Exhibit B) (Incorporated by reference to the
                  Registrant's Amendment No. 2 to Registration Statement on Form
                  8-A filed with the Commission on August 13, 2003).



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